Exhibit 3.11

Pages 2–5

ARTICLES OF INCORPORATION

OF

THOMPSON CREEK MINING CO.

The undersigned natural person of the age of at least eighteen years, acting as incorporator, hereby establishes a corporation (“Corporation”) pursuant to the provisions of the Colorado Corporation Code, and hereby adopts the following Articles of Incorporation for the Corporation:

ARTICLE I

Name

The name of the Corporation shall be Thompson Creek Mining Co.

ARTICLE II

Duration

The period of duration of the corporation shall be perpetual.

ARTICLE III

Purpose

The purpose for which the Corporation is organized is the transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

ARTICLE IV

Capital Stock

The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares, consisting of 8,000,000 shares of Common Stock, having a par value of $0.01 per share and 2,000,000 shares of Preferred Stock, having a par value of $0.01 per share.

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a statement pursuant to the Colorado Corporation Code, to establish from time to time the number of shares to be included in each such series, and to fix the designation and relative rights and preferences of the shares of each such series.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

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(a)           The number of shares constituting that series and the distinctive designation of that series;

(b)           The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(c)           Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(d)           The amount payable upon shares in the event of voluntary or involuntary liquidation;

(e)           Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(f)            The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

(g)           Voting powers, if any.

ARTICLE V

Cumulative Voting

Unless specifically authorized by the Board of Directors with respect to a series of Preferred Stock, cumulative voting shall not be allowed in elections of directors or for any other purpose.

ARTICLE VI

Preemptive Rights

Unless specifically authorized by the Board of Directors with respect to a series of Preferred Stock, no holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to acquire any unissued stock or treasury stock or any other securities which the Corporation may now or hereafter be authorized to issue.

ARTICLE VII

Initial Registered Office and Agent

The address of the corporation’s initial registered office in Colorado for purposes of the Colorado Corporation Code shall be:

1625 Broadway, #1600

Denver, CO  80202

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The name of the Corporation’s initial registered agent at the address of the aforesaid registered office for purposes of the Colorado Corporation Code shall be:

Rodney D. Knutson

ARTICLE VIII

Directors

The affairs of the Corporation shall be governed by a Board of Directors consisting of not less than three (except that there need be only as many directors as there are, or initially will be, shareholders in the event that the outstanding shares are, or initially will be, held of record by fewer than three shareholders) nor more than nine directors, each being natural persons of the age of eighteen years or older, who shall be elected in accordance with the Bylaws of the Corporation.  Subject to such limitations, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time, except as to the number constituting the initial board which number shall be three.

The names and addresses of the members of the initial Board of Directors, who shall hold office until the first annual meeting of the shareholders of the Corporation or until their successors shall have been elected and qualified, are:

Name	Address

F. Steven Mooney	802 E. Stanford Avenue Englewood, CO 80110

Abigail S. Mooney	802 E. Stanford Avenue Englewood, CO 80110

James K. Poage	802 E. Stanford Avenue Englewood, CO 80110

ARTICLE IX

Voting

When, with respect to any action to be taken by shareholders of the Corporation, the Colorado Corporation Code requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

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ARTICLE X

Bylaws

The initial Bylaws of the Corporation shall be adopted by the Board of Directors.  The power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors.  The Bylaws may contain any provision for the regulation and management of the affairs or the Corporation not inconsistent with law or these Articles of Incorporation.

ARTICLE XI

Elimination of Personal Liability of a Director

Except for the liability of a director to the Corporation or to its shareholders for monetary damages for:

(i)            any breach of the director’s duty of loyalty to the Corporation or to its shareholders;

(ii)           acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)          acts specified in Section 7-5-114, or any successor provision, of the Colorado Corporation Code; or

(iv)          any transaction from which the director derived an improper personal benefit,

there shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE XII

Incorporator

The name and address of the incorporator of the Corporation is as follows:

Name	Address

Rodney D. Knutson	1625 Broadway, #1600 Denver, CO 80202

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature on the 29th day of October, 1993.

/s/
RODNEY D. KNUTSON

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Pages 7 – 8

PLAN AND ARTICLES OF MERGER
MERGING CYPRUS THOMPSON CREEK MINING COMPANY
AND
LANGELOTH METALLURGICAL COMPANY
INTO
THOMPSON CREEK MINING CO.

Thompson Creek Mining Co., a Colorado corporation (the “Corporation”), does hereby certify:

FIRST:  That the Corporation is incorporated pursuant to the Corporation Law of Colorado.

SECOND:  That the Corporation owns all of the outstanding shares of each class of the capital stock of Cyprus Thompson Creek Mining Company, a Nevada corporation, and Langeloth Metallurgical Company, a Nevada corporation (the “Subsidiary Corporations”).

THIRD:  This Plan and Articles of Merger was duly approved by resolution adopted by the entire board of directors of the Corporation on November 16, 1992, and thus the merger was authorized and approved by the Corporation in the manner and by the vote required by the laws of the State of Colorado and by the Articles of Incorporation and By-Laws of the Corporation.  Approval of the shareholders of the Corporation was not required.

FOURTH:  That, upon effectiveness of the merger:

(i)            The Subsidiary Corporations shall be merged with and into the Corporation and that the Corporation shall be the surviving corporation;

(ii)           All the shares of each class of capital stock of the Subsidiary Corporations shall be canceled; and

(iii)          No changes in the articles of incorporation of the Corporation shall be effected by the merger.

FIFTH:  That, the requirement to mail a copy of the plan of merger to the shareholders of the Subsidiary Corporations has been waived by the Corporation as the sole shareholder.

SIXTH:  The address of the Corporation where copies of process may be sent by the Nevada Secretary of State is 802 East Stanford Avenue, Englewood, Colorado 80110.

SEVENTH:  The merger shall be effective thirty days from the date of filing hereof unless earlier abandoned pursuant to C.R.S. § 7-7-106(6).

IN WITNESS WHEREOF, the undersigned shall execute this Plan and Articles of Merger as of the date first herein written.

THOMPSON CREEK MINING CO.

By
James K. Poage, Vice President

By
Rodney D. Knutson,
Assistant Secretary

THE UNDERSIGNED, Vice President of Thompson Creek Mining Co., who executed on behalf of said corporation the foregoing Plan and Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Plan and Articles of Merger, to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and believe, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

James K. Poage

STATE OF COLORADO	)
) SS.
COUNTY OF DENVER	)

James K. Poage, Vice President of Thompson Creek Mining Co., a Colorado corporation, personally appeared before me on the 19th day of November, 1993, and, under oath, signed the foregoing Plan and Articles of Merger and stated that the facts contained therein are true to the best of his knowledge and belief.

Witness my hand and official seal.

Notary Public

My Commission Expires:

Address

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Pages 10 - 11

MERGER            XX                                                         CONSOLIDATION

CANCELLATION OF LIMITED PARTNERSHIP DUE TO MERGER

DOMESTIC             XX              FOREIGN                    PROFIT              XX         NONPROFIT

93131130684

11/22/93

CYPRUS THOMPSON CREEK MINING COMPANY

(NEVADA CORPORATION)             FP   871479468

AND

LANGELOTH METALLURGICAL COMPANY

(NEVADA CORPORATION — NOT QUALIFIED)

INTO

THOMPSON CREEK MINING CO.	DP 931121426

(COLORADO CORPORATION) THE SURVIVOR

CERTIFICATE OF WITHDRAWAL OF
PLAN AND ARTICLES OF MERGER
MERGING CYPRUS THOMPSON CREEK MINING COMPANY
AND
LANGELOTH METALLURGICAL COMPANY
INTO
THOMPSON CREEK MINING CO.

Thompson Creek Mining Co., a Colorado corporation (the “Corporation”), does hereby certify, pursuant to Section 7-7-105(1) of the Colorado Corporation Code:

FIRST:  That on November 22, 1993, Plan and Articles of Merger were filed with the Secretary of State of Colorado whereby Cyprus Thompson Creek Mining Company, a Nevada corporation, and Langeloth Metallurgical Company, a Nevada corporation, were to be merged with and into the Corporation, effective December 22, 1993.

SECOND:  That, by appropriate corporate action, said Plan and Articles of Merger have been revoked and are void.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of withdrawal of Plan and Articles of Merger this 16th day of December, 1993.

THOMPSON CREEK MINING CO.

By
James K. Poage, Vice President

By
Rodney D. Knutson,
Assistant Secretary

THE UNDERSIGNED, Vice President of Thompson Creek Mining Co., who executed on behalf of said corporation the foregoing Certificate of Withdrawal of Plan and Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate of Withdrawal of Plan and Articles of Merger, to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and believe, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

James K. Poage

Pages 35 – 48)

Document processing fee		Colorado Secretary of State Date and Time: 08/22/2008 04:47 PM ID Number: 19931121426
If document is filed on paper	$125.00
If document is filed electronically	$ 25.00	Document number: 20081448849
Fees & forms/cover sheets are subject to change.		Amount Paid: $25.00
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	19931121426

1. Entity name:	THOMPSON CREEK MINING CO.
(If changing the name of the corporation, indicate name BEFORE the name change)

2 New Entity name: (if applicable)

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:

(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☒

7. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the

Rev. 11/15/2005

1

individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

	Aragon	Robin	M.
	(Last)	(First)	(Middle)	(Suffix)
c/o Holland & Hart LLP
(Street name and number or Post Office information)
555 17th St Ste 3200
	Denver		CO	80202
	(City)		(State)	(Postal/Zip Code)
United States
	(Province – if applicable)		(Country – if not US)

(The document need not state the true name and address of more than one individual.  However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty.  While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form.  Questions should be addressed to the user’s attorney.

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ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
THOMPSON CREEK MINING CO.

THOMPSON CREEK MINING CO., a Colorado corporation, having its principal office at 945 W. Kenyon Avenue, Unit B, Englewood, Colorado 80110 (hereinafter referred to as the “Corporation”) hereby certifies to the Secretary of State of Colorado that:

FIRST:  The Articles of Incorporation of Thompson Creek Mining Co. were filed with the Secretary of State of Colorado on October 29, 1993 (the “Articles”).

SECOND:  The Corporation desires to amend its Articles in accordance with Section 7-106-102 of the Colorado Business Corporation Act (the “Act”), as currently in effect, as hereinafter provided.

THIRD:  Pursuant to Section 7-106-102 of the Act, shareholder adoption of this amendment is not required.

FOURTH:  The Articles of the Corporation are hereby amended by striking Article IV in its entirety, and therefore the Article IV as so amended reads in its entirety as follows:

“ARTICLE IV
Capital Stock

A.                                   The Corporation is authorized to issue two classes of stock to be designated, respectively, the “Common Stock” and “Preferred Stock.”  The total number of shares of Capital Stock is 10,000,000 shares, 8,000,000 shares of which shall be Common Stock, having a par value of $0.01 per share, and 2,000,000 shares of which shall be Preferred Stock, having a par value of $0.01 per share, of which 283,000 shares shall be designated “Series A Preferred Stock.”

B.                                     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a statement pursuant to the Act, to establish from time to time the number of shares to be included in each such series, and to fix the designation and relative rights and preferences of the shares of each such series.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

1.                                       The number of shares constituting that series and the distinctive designation of that series;

2.                                       The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

3.                                       Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

4.                                       The amount payable upon shares in the event of voluntary or involuntary liquidation;

5.                                       Sinking fund or other provisions, if any, for the redemption or purchase of shares;

6.                                       The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

7.                                       Voting powers, if any.

C.                                     The relative rights, preferences, and limitations granted to or imposed upon the Series A Preferred Stock are as follows:

1.                                       Rank.  With regard to rights to receive dividends, redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall rank senior to the common stock of the Corporation (the “Common Stock”) and any other equity securities or other securities convertible into or exercisable or exchangeable for Common Stock.

2.                                       Dividends and Distributions.

a.                                       Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the record holders of one or more shares of Series A Preferred Stock, as shown on the books and records of the Corporation (the “Holders”), in preference to the holders of Common Stock of the Corporation, and of any other Junior Stock (as defined in Section 11.b), shall be entitled to receive cumulative dividends from the date hereof accruing at the rate of $100.00 per annum per share of Series A Preferred Stock (the “Dividend Rate”), payable quarterly in arrears out of funds legally available for the purpose in cash on the last day of March 31, June 30, September 30 and December 31 in each year (each such date being an “Quarterly Payment Date”), commencing on the first Quarterly Payment Date after the date on which shares of Series A Preferred Stock are first issued by the Corporation (the “Initial Issue Date”).

b.                                      Dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.  Dividends will accumulate to the extent they are not paid on the applicable Quarterly Payment Date of the period to which they relate.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board may fix a record date for determination of Holders entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

c.                                       If the Corporation shall have failed to pay any dividends on any two consecutive Quarterly Payment Dates pursuant to Sections 2(a) and (b), then the Holders, voting separately as a class, shall have the right to designate and have appointed immediately by the

Board by resolution, or elect (if specified by the Holders) at the next annual meeting of the stockholders of the Corporation or at any special meeting, a director to the Board, regardless of the number of shares of Series A Preferred Stock then owned by the Holders.

3.                                       Distributions Upon Liquidation, Dissolution or Winding Up.

a.                                       In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) or the proceeds thereof shall be made to or set apart for the holders of Junior Stock, each Holder shall be entitled to receive out of the assets of the Corporation or the proceeds thereof in cash or property at its fair market value as determined by the Board the Liquidation Value (as defined in Section 11.c) per share of the Series A Preferred Stock held by such Holder, plus accrued and unpaid dividends, if any, on such share to but excluding the date fixed for liquidation, dissolution or winding up of the Corporation.  Except as provided in this Section 3(a), Holders shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

b.                                      If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation, or the proceeds thereof, distributable among the Holders shall be insufficient to permit the payment in full of the Liquidation Value per share of Series A Preferred Stock plus an amount equal to all dividends accrued and unpaid on the Series A Preferred Stock and liquidating payments on any Parity Securities (as defined in Section 11.d), then such assets, or the proceeds thereof shall be ratably distributed among the Holders and any other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and such other Parity Securities if all amounts payable thereon were paid in full.  Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

4.                  Redemption.

a                                          The Corporation, in its sole discretion, may redeem all or any part of the outstanding shares of Series A Preferred Stock at any time by paying in cash a redemption price in an amount equal to the Liquidation Value per share plus all accrued and unpaid dividends up to but excluding the date of redemption in respect of such share (the “Redemption Price”).

b.                                      Any redemption of the Series A Preferred Stock pursuant to Section 4(a) may be made upon notice to all holders of record of the Series A Preferred Stock at their respective addresses appearing on the books of the Corporation.  Such notice shall specify (i) the number of shares being redeemed, (ii) the date of the redemption, and (iii) the Redemption Price.  If less than all the shares of Series A Preferred Stock are to be redeemed, the Corporation shall redeem shares of Series A Preferred Stock from each holder of record of Series A Preferred Stock pro rata based upon the total number of shares of Series A Preferred Stock held by such holder and the total number of issued and outstanding shares of Series A Preferred Stock.

c.                                       All shares of Series A Preferred Stock redeemed by the Corporation shall be retired and canceled and shall not be reissued.

d.                                      No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

5.                                       Voting Rights.

a                                          Except as set forth in Section 2(c), this Section 5 or as otherwise provided by law, no Holder solely by virtue of being a holder of shares of Series A Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (and written actions of stockholder in lieu of meetings) on any matter presented to the stockholders of the Corporation for their action or consideration.

b.                                      So long as the shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of holders that own more than 50% of the then outstanding shares of Series A Preferred Stock (voting as a single class), either at a meeting of the Holders duly called for such purpose or by written consent (i) amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) the terms of the Series A Preferred Stock, the Articles of Incorporation or the bylaws of the Corporation so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock or (ii) issue any shares of preferred stock (including additional shares of Series A Preferred Stock) which are senior to or pari passu with the Series A Preferred Stock with respect to dividend rights, rights or redemption or rights upon liquidation, dissolution, winding-up or otherwise.

c.                                       The vote required by Section 5(b) shall be in addition to any approval of stockholders of the Corporation required by law.

6.                                       Reissuance of Shares.  Shares of the Series A Preferred Stock which have been issued and reacquired in any manner, including shares redeemed, repurchased or converted, shall have the status of authorized and unissued share of a class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

7.                                       Mutilated or Missing Stock Certificates.  If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancelation of the mutilated Series A Preferred Stock certificate or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation.

8.                                       Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution and in the Articles of Incorporation.

9.                                       Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.                                 Notice.  All notices, requests and other communications to the Holders and shall be given at the address of such holder as shown on the books of the Corporation.  The Holders may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question.

11.                                 Definitions.  Unless the context otherwise requires, the terms defined in this Section 11 shall have, for all purposes of this Article IV, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

a.                                       “Capital Stock” shall mean, with respect to any Person (as defined in Section 11.e), any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or nonvoting) of such Person’s capital stock, whether outstanding on the Initial Issue Date or issued after the Initial Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

b.                                      “Junior Stock” shall mean the Common Stock (or other Capital Stock of the Corporation) and any other series of preferred stock established by the Board that by its terms is junior to the Series A Preferred Stock, either as to payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both.

c.                                       “Liquidation Value” shall mean on any determination date, with respect to any share of Series A Preferred Stock, $1,000.

d.                                      “Parity Securities” shall mean Capital Stock of the Corporation with which the Series A Preferred Stock ranks on parity (whether with respect to dividend rights, rights or redemption or rights upon liquidation, dissolution, winding-up or otherwise),

e.                                       “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

*          *          *

FIFTH:  This amendment was duly adopted by the board of directors of the Corporation in accordance with the Act on this 22nd day of August, 2008.

Document processing fee		Colorado Secretary of State Date and Time: 10/13/2008 08:37 AM ID Number: 19931121426
If document is filed on paper	$125.00
If document is filed electronically	$ 25.00	Document number: 20081543438
Fees & forms/cover sheets are subject to change.		Amount Paid: $25.00
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	19931121426

1. Entity name:	THOMPSON CREEK MINING CO.
(If changing the name of the corporation, indicate name BEFORE the name change)

2 New Entity name: (if applicable)

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:

(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☒

7. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the

Rev. 11/15/2005

1

individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

	Loughrey	Kevin
	(Last)	(First)	(Middle)	(Suffix)
945 W Kenyon Avenue
(Street name and number or Post Office information)
Unit B
	Englewood		CO	80110
	(City)		(State)	(Postal/zip Code)
United States
	(Province – if applicable)		(Country – if not US)

(The document need not state the true name and address of more than one individual.  However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☒ and include on attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty.  While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form.  Questions should be addressed to the user’s attorney.

2

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
THOMPSON CREEK MINING CO.

THOMPSON CREEK MINING CO., a Colorado corporation, having its principal office at 945 W. Kenyon Avenue, Unit B, Englewood, Colorado 80110 (hereinafter referred to as the “Corporation”) hereby certifies to the Secretary of State of Colorado that:

FIRST:  The Articles of Incorporation of Thompson Creek Mining Co. were filed with the Secretary of State of Colorado on October 29, 1993 (the “Articles”).

SECOND:  The Corporation desires to amend its Articles in accordance with Section 7-106-102 of the Colorado Business Corporation Act (the “Act”), as currently in effect, as hereinafter provided.

THIRD:  Pursuant to Section 7-106-102 of the Act, shareholder adoption of this amendment is not required.

FOURTH:  The Articles of the Corporation are hereby amended by striking Article IV in its entirety, and therefore the Article IV as so amended reads in its entirety as follows:

“ARTICLE IV
Capital Stock

A.                                   The Corporation is authorized to issue two classes of stock to be designated, respectively, the “Common Stock” and “Preferred Stock.”  The total number of shares of Capital Stock is 10,000,000 shares, 8,000,000 shares of which shall be Common Stock, having a par value of $0.01 per share, and 2,000,000 shares of which shall be Preferred Stock, having a par value of $0.01 per share, of which 283,000 shares shall be designated “Series A Preferred Stock.”

B.                                     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a statement pursuant to the Act, to establish from time to time the number of shares to be included in each such series, and to fix the designation and relative rights and preferences of the shares of each such series.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

1.                                       The number of shares constituting that series and the distinctive designation of that series;

2.                                       The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

3.                                       Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

4.                                       The amount payable upon shares in the event of voluntary or involuntary liquidation;

5.                                       Sinking fund or other provisions, if any, for the redemption or purchase of shares;

6.                                       The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

7.                                       Voting powers, if any.

C.                                     The relative rights, preferences, and limitations granted to or imposed upon the Series A Preferred Stock are as follows:

1.                                       Rank.  With regard to rights to receive dividends, redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall rank senior to the common stock of the Corporation (the “Common Stock”) and any other equity securities or other securities convertible into or exercisable or exchangeable for Common Stock.

2.                                       Dividends and Distributions.

a.                                       Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the record holders of one or more shares of Series A Preferred Stock, as shown on the books and records of the Corporation (the “Holders”), in preference to the holders of Common Stock of the Corporation, and of any other Junior Stock (as defined in Section 11.b), shall be entitled to receive cumulative dividends from the date hereof accruing at the rate of $100.00 per annum per share of Series A Preferred Stock (the “Dividend Rate”), payable quarterly in arrears out of funds legally available for the purpose in cash on the last day of March 31, June 30, September 30 and December 31 in each year (each such date being an “Quarterly Payment Date”), commencing on the first Quarterly Payment Date after the date on which shares of Series A Preferred Stock are first issued by the Corporation (the “Initial Issue Date”).

b.                                      Dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.  Dividends will accumulate to the extent they are not paid on the applicable Quarterly Payment Date of the period to which they relate.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board may fix a record date for determination of Holders entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

c.                                       If the Corporation shall have failed to pay any dividends on any two consecutive Quarterly Payment Dates pursuant to Sections 2(a) and (b), then the Holders, voting separately as a class, shall have the right to designate and have appointed immediately by the

Board by resolution, or elect (if specified by the Holders) at the next annual meeting of the stockholders of the Corporation or at any special meeting, a director to the Board, regardless of the number of shares of Series A Preferred Stock then owned by the Holders.

3.                                       Distributions Upon Liquidation, Dissolution or Winding Up.

a.                                       In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) or the proceeds thereof shall be made to or set apart for the holders of Junior Stock, each Holder shall be entitled to receive out of the assets of the Corporation or the proceeds thereof in cash or property at its fair market value as determined by the Board the Liquidation Value (as defined in Section 11.c) per share of the Series A Preferred Stock held by such Holder, plus accrued and unpaid dividends, if any, on such share to but excluding the date fixed for liquidation, dissolution or winding up of the Corporation.  Except as provided in this Section 3(a), Holders shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

b.                                      If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation, or the proceeds thereof, distributable among the Holders shall be insufficient to permit the payment in full of the Liquidation Value per share of Series A Preferred Stock plus an amount equal to all dividends accrued and unpaid on the Series A Preferred Stock and liquidating payments on any Parity Securities (as defined in Section 11.d), then such assets, or the proceeds thereof shall be ratably distributed among the Holders and any other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and such other Parity Securities if all amounts payable thereon were paid in full.  Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

4.                  Redemption.

a                                          The Corporation, in its sole discretion, may redeem all or any part of the outstanding shares of Series A Preferred Stock at any time by paying in cash a redemption price in an amount equal to the Liquidation Value per share plus all accrued and unpaid dividends up to but excluding the date of redemption in respect of such share (the “Redemption Price”).

b.                                      Any redemption of the Series A Preferred Stock pursuant to Section 4(a) may be made upon notice to all holders of record of the Series A Preferred Stock at their respective addresses appearing on the books of the Corporation.  Such notice shall specify (i) the number of shares being redeemed, (ii) the date of the redemption, and (iii) the Redemption Price.  If less than all the shares of Series A Preferred Stock are to be redeemed, the Corporation shall redeem shares of Series A Preferred Stock from each holder of record of Series A Preferred Stock pro rata based upon the total number of shares of Series A Preferred Stock held by such holder and the total number of issued and outstanding shares of Series A Preferred Stock.

c.                                       All shares of Series A Preferred Stock redeemed by the Corporation shall be retired and canceled and shall not be reissued.

d.                                      No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

5.                                       Voting Rights.

a                                          Except as set forth in Section 2(c), this Section 5 or as otherwise provided by law, no Holder solely by virtue of being a holder of shares of Series A Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (and written actions of stockholder in lieu of meetings) on any matter presented to the stockholders of the Corporation for their action or consideration.

b.                                      So long as the shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of holders that own more than 50% of the then outstanding shares of Series A Preferred Stock (voting as a single class), either at a meeting of the Holders duly called for such purpose or by written consent (i) amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) the terms of the Series A Preferred Stock, the Articles of Incorporation or the bylaws of the Corporation so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock or (ii) issue any shares of preferred stock (including additional shares of Series A Preferred Stock) which are senior to or pari passu with the Series A Preferred Stock with respect to dividend rights, rights or redemption or rights upon liquidation, dissolution, winding-up or otherwise.

c.                                       The vote required by Section 5(b) shall be in addition to any approval of stockholders of the Corporation required by law.

6.                                       Reissuance of Shares.  Shares of the Series A Preferred Stock which have been issued and reacquired in any manner, including shares redeemed, repurchased or converted, shall have the status of authorized and unissued share of a class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

7.                                       Mutilated or Missing Stock Certificates.  If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancelation of the mutilated Series A Preferred Stock certificate or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation.

8.                                       Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution and in the Articles of Incorporation.

9.                                       Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.                                 Notice.  All notices, requests and other communications to the Holders and shall be given at the address of such holder as shown on the books of the Corporation.  The Holders may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question.

11.                                 Definitions.  Unless the context otherwise requires, the terms defined in this Section 11 shall have, for all purposes of this Article IV, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

a.                                       “Capital Stock” shall mean, with respect to any Person (as defined in Section 11.e), any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or nonvoting) of such Person’s capital stock, whether outstanding on the Initial Issue Date or issued after the Initial Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

b.                                      “Junior Stock” shall mean the Common Stock (or other Capital Stock of the Corporation) and any other series of preferred stock established by the Board that by its terms is junior to the Series A Preferred Stock, either as to payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both.

c.                                       “Liquidation Value” shall mean on any determination date, with respect to any share of Series A Preferred Stock, $1,000.

d.                                      “Parity Securities” shall mean Capital Stock of the Corporation with which the Series A Preferred Stock ranks on parity (whether with respect to dividend rights, rights or redemption or rights upon liquidation, dissolution, winding-up or otherwise),

e.                                       “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

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FIFTH:  This amendment was duly adopted by the board of directors of the Corporation in accordance with the Act on this 22nd day of August, 2008.